UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 14, 2008

MILLIPORE CORPORATION

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	001-09781 (0-1052)	04-2170233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Concord Road, Billerica, Massachusetts 01821

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone number, including area code: (978) 715-4321

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on March 14, 2008, the Management Development and Compensation Committee (the “Compensation Committee”) of the Board of Directors of Millipore Corporation (the “Company”) determined the metrics and other parameters of the Company’s 2008 Millipore Incentive Plan (the “Incentive Plan”), which will apply to eligible executive officers of the Company.

Annual incentive payments to the executive officers and other employees of the Company are awarded under the Incentive Plan. The Incentive Plan is designed to create an award pool based on a formula-based assessment of the performance of the Company (“Financial Performance Metrics”). These Financial Performance Metrics and their relative weight are set for each year by the Compensation Committee and may be changed from year to year.

On March 14, 2008, the Compensation Committee set the Financial Performance Metrics for 2008 to include sales growth, profitability, cash flow and relative performance of the Company versus peer companies in like industries. Each of these four Financial Performance Metrics is weighted equally for 2008.

The incentive award pool for executive officers including the CEO is based solely on overall Company performance against the Financial Performance Metrics, subject to the final discretion of the Compensation Committee, which may adjust the awards based on individual performance. Levels of Company performance are defined in relation to corporate goals for “Target” (the expected level of performance) and “Minimum” (that level of performance below which no incentive payment will be made). If corporate performance is below the Target performance, but above the Minimum, some incentive payment will be payable but not full target incentive payment. If corporate performance exceeds Target, additional incentive payment will be payable. The incentive target for each executive officer is expressed as a percentage of such officer’s base salary. For 2008, the incentive target for the Company’s CEO, Martin D. Madaus, is 100% of Dr. Madaus’ 2008 base salary, with a maximum possible incentive payment of 200% of his base salary. For 2008, the incentive targets for the executive officers of the Company other than the CEO are as follows:

Executive Officer	Title	2008 Incentive Target %
Charles F. Wagner, Jr.	Vice President, Chief Financial Officer	75%
Dominique F. Baly	Vice President, President of Bioscience Division	75%
Jean-Paul Mangeolle	Vice President, President of Bioprocess Division	75%
Jeffrey Rudin	Vice President, General Counsel	55%

The maximum possible incentive payment for each such executive officer is 150% of such officer’s base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLIPORE CORPORATION

/s/ Jeffrey Rudin
Jeffrey Rudin
Vice President and General Counsel

Date: March 18, 2008